Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-289660) on Form S-8 of our report dated March 25, 2026, with respect to the consolidated financial statements of JBS N.V..

/s/ KPMG Auditores Independentes Ltda.

São Paulo, Brazil

March 25, 2026